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                                                                 EXHIBIT 23.2



                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 11, 1996 included in International Home Foods, Inc. Prospectus dated November 18, 1997, and to all references to our Firm included in the Prospectus and this registration statement.




/s/ ARTHUR ANDERSEN LLP



New York, New York
December 23, 1997